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                                                                    EXHIBIT 23.3

                          CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 relating to the registration of 224,455 shares of Premier Parks, Inc. Common Stock of our report dated February 14, 1998, with respect to the financial statements of Six Flags Entertainment Corporation appearing in the Registration Statement on Form S-4 (No. 333-48307) of Premier Parks Inc.

                                          Ernst & Young LLP

New York, New York
May 28, 1998